EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact: Media Relations
(800) 775-7290

BRINKER INTERNATIONAL COMPLETES FRANCHISE

TRANSACTION WITH OLYMPUS PARTNERS

DALLAS (June 27, 2007) — Brinker International, Inc. (NYSE: EAT), has completed the previously announced transaction with Pepper Dining, Inc., an affiliate of Olympus Partners, establishing a new franchise relationship.

Under terms of this purchase agreement, Pepper Dining, Inc. has purchased 95 Chili’s Grill & Bar® restaurants located in the Northeastern and mid-Atlantic regions for approximately $155 million.

In addition, Pepper Dining has entered into a development agreement to construct 14-38 Chili’s restaurants over the next several years.

Brinker International, Inc. is one of the world’s leading casual dining restaurant companies, serving more than 1 million guests daily. Founded in 1975 and based in Dallas, Texas, Brinker owns or franchises more than 1,750 restaurants in 24 countries and employs more than 120,000. Brinker restaurant brands include Chili’s Grill & Bar, Romano’s Macaroni Grill, On The Border Mexican Grill & Cantina and Maggiano’s Little Italy. The company was named one of FORTUNE Magazine’s Most Admired Companies in 2006 and was honored by the magazine as one of the Top 50 Employers for Minorities and the Top 50 Employers for Women. For more information visit http://www.brinker.com.

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